UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2020

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
(415) 394-9000
(Registrants’ Telephone Number, including Area Code):
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:(see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	3.375% Notes due 2024	PLD/24	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into Material Definitive Agreement and
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 10, 2020, Prologis Marunouchi Finance Investment Limited Partnership, a Japanese
toshi jigyo yugen sekinin kumiai
and a subsidiary of Prologis, Inc. (“Prologis”), as the initial borrower, and Prologis, L.P. (“Operating Partnership”), as guarantor, entered into the Sixth Amended and Restated Revolving Credit Agreement (the “Yen Revolver”) with various lenders and Sumitomo Mitsui Banking Corporation, as Administrative Agent. Pursuant to the Yen Revolver, the borrowers thereunder may obtain loans and/or procure the issuance of letters of credit on a revolving basis in an aggregate amount not exceeding JPY55.0 billion. The Operating Partnership may increase the availability under the Yen Revolver to an amount not exceeding JPY 75.0 billion by adding additional lenders to the facility or obtaining the agreement of existing lenders to increase their commitments.
The Yen Revolver is scheduled to mature on July 10, 2024, but the Operating Partnership may, at its option and subject to payment of an extension fee, extend the maturity date of the Yen Revolver for one year (to July 10, 2025). Pricing under the Yen Revolver, including the spread over LIBOR and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. As of the closing date, the spread was 40 basis points. The Yen Revolver contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults (including a cross-acceleration to other recourse indebtedness of more than USD150,000,000).
Concurrently with the effectiveness of the Yen Revolver, Prologis Japan Finance Investment Limited Partnership and the Operating Partnership became borrowers under the Yen Revolver pursuant to joinder agreements. Additional subsidiaries of the Operating Partnership may become borrowers under the Yen Revolver from time to time. The Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the Yen Revolver. Pursuant to the terms of the Yen Revolver, Prologis is not required to guarantee the obligations of the borrowers under the Yen Revolver unless Prologis incurs any indebtedness that is not in existence as of the date of the Yen Revolver or guarantees any indebtedness that is not guaranteed by Prologis as of the date of the Yen Revolver.
The Yen Revolver and Guaranty of Payment have been included herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

10.1
Sixth Amended and Restated Revolving Credit Agreement, dated as of July 10, 2020, among Prologis Marunouchi Finance Investment Limited Partnership, as initial borrower, Prologis, L.P., as guarantor, the lenders listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

10.2
Guaranty of Payment, dated as of July 10, 2020, between Prologis, L.P., as guarantor, and Sumitomo Mitsui Banking Corporation, as Administrative Agent, for the banks that are from time to time parties to the Sixth Amended and Restated Revolving Credit Agreement.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: July 14, 2020	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	SVP Associate General Counsel

PROLOGIS, L.P.
By: Prologis, Inc.,
its General Partner

Date: July 14, 2020	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	SVP Associate General Counsel